Exhibit 99.1

Synacor Announces Resignation of Ron Frankel from Board of Directors

BUFFALO, NY — (August 26, 2014) — Synacor Inc. (NASDAQ: SYNC) today announced former CEO Ron Frankel has stepped down from the Company’s Board of Directors effective August 25, 2014, having served as a member since 2001. Frankel’s departure signals the next phase of Synacor’s transition under the leadership of newly appointed CEO, Mr. Himesh Bhise, a leading broadband, multiscreen and mobile executive.

About Synacor

Synacor’s white-label platform enables cable, satellite, telecom and consumer electronics companies to deliver TV Everywhere, digital entertainment, cloud-based services and apps to their end-consumers across multiple devices, strengthening those relationships while monetizing the engagement. In addition, Synacor offers digital ad inventory for brands wanting a customized, targeted, programmatic means of reaching their audiences. Synacor (NASDAQ: SYNC) is headquartered in Buffalo, NY, with tech hubs in Toronto, Ottawa and Boston, and ad sales offices in New York, Detroit and Los Angeles. For more information, visit synacor.com. All Media. One Place. Any Device.

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Contacts

Investor Contact:

Denise Garcia, MD

ICR

ir@synacor.com

716-362-3309

Press Contact:

Meredith Roth, VP, Corporate Communications

Synacor

mroth@synacor.com

646-380-5141

The Synacor logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=11609